                                        Exhibit 10.20.10

AMENDMENT NUMBER 9 TO THE
METLIFE AUXILIARY MATCH PLAN
(Amended and Restated, Effective January 1, 2008)

The MetLife Auxiliary Match Plan (the “Plan”) is hereby amended, effective as of April 1, 2024, as follows:

Section 4.11 shall be added to the Plan with the following language:

4.11    Redeferrals: Except as provided in Section 4.4(b), a Participant may change the time and/or form of payment of his/her vested account balance under this Plan after the initial time and form of payment are established in accordance with this Article 4 if the subsequent election: (1) does not take effect for 12 months; (2) defers payment for at least another five years from the scheduled payment date (except in the case of a payment due to death, disability or unforeseeable emergency); and (3) is made at least 12 months prior to the scheduled payment date. A Participant must commence receipt of his/her vested account balance under the Plan no later than 10 years following his/her Default Commencement Date.

Section 4.13 (renumbered Section 4.12) shall be replaced with the following:

4.13    Distributions after Participant's Death.  In the event of the Participant 's death, regardless of whether benefits had commenced prior to the date of the Participant's death and regardless of any previous election, then a single sum shall be paid to the Participant's Beneficiary (determined in accordance with Section 4.14) as soon as administratively practicable following the date on which the Plan Administrator is duly notified of the Participant 's death.

All subsequent subsections within Section 4 of the Plan shall be re-designated accordingly.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name and behalf this _____17th__ day of _____May___________________, 2024, by its officer thereunto duly authorized.
Metropolitan Life Insurance Company
By: ___/s/ Andrew J. Bernstein______________________
Andrew J. Bernstein, Plan Administrator

ATTEST: __/s/ Danielle Hodorowski__________________